Exhibit 99.1

May 12, 2022

Liberty TripAdvisor Holdings, Inc. to Present at MoffettNathanson Media & Communications Summit

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei, Chairman, President and CEO of Liberty TripAdvisor Holdings, Inc., will be presenting at the MoffettNathanson Media & Communications Summit on Thursday, May 19th at 11:00 a.m. E.T. in New York City. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq:  LTRPA, LTRPB) consists of its subsidiary Tripadvisor.  Tripadvisor is the world’s largest travel platform, aggregating reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.